As filed with the Securities and Exchange Commission on March 7, 2000
                                     Registration No. 333-_____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                 KENNETH COLE PRODUCTIONS, INC.
     (Exact name of registrant as specified in its charter)

        New York                                      13-3131650
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification Number)
                            152 West 57th Street
                           New York, New York 10019
                               (212) 265-1500

         (Address, including zip code, and telephone number, including area code, of principal executive offices)

                         Kenneth Cole Productions, Inc.
                          Employee Stock Purchase Plan
                           (Full title of the plan)

                                Kenneth D. Cole
                     President and Chief Executive Officer
                              152 West 57th Street
                            New York, New York 10019
                                (212) 265-1500

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
 Title of     Amount to     Proposed      Proposed     Amount of
securities        be         maximum       maximum    registration
   to be      registered    offering      aggregate       fee
registered       (1)        price per     offering
                            share (2)     price (2)
Class A
Common
Stock,         150,000       $34.04      $5,106,249.90   $1,419.54
$0.01 par
value per
share

(1) Represents 150,000 shares of Class A common stock of Kenneth Cole Productions, Inc., par value $0.01 per share (the "Common Stock"), issuable pursuant to the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminable amount of participation interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule
     457 under the Securities Act.

                            PART II

                  INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by Kenneth Cole Productions, Inc., a New York corporation (the "Company"), are incorporated by reference into the Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1998, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, filed pursuant to the Exchange Act;

          (c) The Company's Current Report on Form 8-K, filed on July 29, 1999 pursuant to the Exchange Act; and

          (d) The description of the Common Stock under the caption "Description of Capital Stock" incorporated by reference into the Company's Registration Statement on Form 8-A, filed on May 18, 1994 pursuant to the Exchange Act and contained in the Company's Registration Statement on Form S-1 (No. 33-77636), filed on April 13, 1994 pursuant to the Securities Act, as updated in Amendment No. 2 to the Company's Registration Statement on Form S-1 (No. 33-91798) filed on May 23, 1995 pursuant to the Securities Act.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   DESCRIPTION OF SECURITIES

          Inapplicable

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Inapplicable

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 722 of the New York Business Corporation Law, as amended, the law of the state in which the Company is incorporated, empowers a corporation, within certain limitations, to indemnify any person who served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

          Article 7 of the Company's Restated Certificate of
          Incorporation, provides:

          No director of the [Company] shall be personally liable to the [Company] or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article 7 shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law. Notwithstanding the foregoing nothing in this Article 7 shall eliminate or limit the liability of a director for any act or omission occurring prior to the date of filing of the Restated Certificate of Incorporation of the [Company] that includes this Article 7.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable

Item 8.   EXHIBITS

Exhibit No.              Description of Exhibits

            5    Opinion of Willkie Farr & Gallagher regarding the
            legality of the securities being registered.

            23.1 Consent of Ernst & Young LLP.

            23.2 Consent of Willkie Farr & Gallagher (included in
            Exhibit 5).

            24   Power of Attorney (reference is made to the
            signature page).

Item 9.   UNDERTAKINGS

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of March, 2000.



                              KENNETH COLE PRODUCTIONS, INC.


                              By: /s/ KENNETH D. COLE
                                Kenneth D. Cole
                                President and Chief Executive Officer

                           POWER OF ATTORNEY


          Each of the undersigned officers and directors of Kenneth Cole Productions, Inc. hereby severally constitutes and appoints Kenneth D. Cole and Stanley A. Mayer, or either of them, as the attorney-in-fact for the undersigned, in any and all capacities, each with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact (and each of them) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Name                  Title                Date

By:   /s/ KENNETH D. COLE   President, Chief       March 6, 2000
       Kenneth D. Cole      Executive Officer and
                            Chairman of the Board

By:   /s/ STANLEY A. MAYER  Executive Vice         March 6, 2000
       Stanley A. Mayer     President, Chief
                            Financial Officer,
                            Treasurer, Secretary
                            and Director

By:   /s/ PAUL BLUM         Executive Vice         March 6, 2000
       Paul Blum            President, Chief
                            Operating Officer and
                            Director

By:   /s/ ROBERT C. GRAYSON Director               March 6, 2000
       Robert C. Grayson

By:   /s/ DENIS F. KELLY    Director               March 6, 2000
       Denis F. Kelly

By:   /s/ JEFFREY G. LYNN   Director               March 6, 2000
       Jeffrey G. Lynn

                          INDEX TO EXHIBITS



Exhibit No.             Description of Exhibit

            5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

            23.1 Consent of Ernst & Young LLP.

            23.2 Consent of Willkie Farr & Gallagher (included in
                 Exhibit 5).

            24 Power of Attorney (reference is made to the signature page).

                               EXHIBIT 5

                       WILLKIE FARR & GALLAGHER
                          787 Seventh Avenue
                       New York, NY  10019-6099

March 6, 2000

Kenneth Cole Productions, Inc.
152 West 57th Street
New York, New York  10019

Ladies and Gentlemen:

We have acted as counsel to Kenneth Cole Productions, Inc. (the "Company"), a corporation organized under the laws of the State of New York, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about March 7, 2000, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 150,000 shares (the "Company Shares") of the Company's Class A common stock, par value $0.01 per share, issuable under the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan (the "Plan").

As counsel for the Company, we have examined, among other things, originals and/or copies of such documents, certificates and records as we deemed necessary and appropriate to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, the Company Shares, when duly issued, sold and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher

                             EXHIBIT 23.1

                                                     Exhibit 23.1



                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan of our report dated February 25, 1999 with respect to the consolidated financial statements and schedules of Kenneth Cole Productions, Inc. included in the Annual Report (Form 10-
K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG

New York, New York
March 6, 2000

                             EXHIBIT 23.2
                       (Contained in Exhibit 5)

                              EXHIBIT 24

               (Reference is made to the signature page)

                    KENNETH COLE PRODUCTIONS, INC.
                         152 West 57th Street
                          New York, NY  10019




March 7, 2000


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   Kenneth Cole Productions, Inc.
      Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration of 150,000 shares of Class A common stock of Kenneth Cole Productions, Inc. (the "Company"), par value $0.01 per share, to be issued under the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan, enclosed for filing is the Company's Registration Statement on Form S-8 (the "Registration Statement"). A fee payable to the Securities and Exchange Commission (the "Commission") in the amount of $1,419.54 in payment of the applicable filing fee has been wired to the Commission's lockbox at Mellon Bank in Pittsburgh, Pennsylvania.

The Registration Statement is being submitted electronically pursuant to Item 101(a)(1)(i) of Regulation S-T. The filing fee is being submitted electronically pursuant to Item 13(c) of Regulation S-T.

Any questions regarding the Registration Statement should be directed to the undersigned at (201) 583-8508.

Very truly yours,

/s/ David Edelman

David Edelman